VCG HOLDING CORP. APPOINTS DAVID LEVINE TO BOARD OF DIRECTORS

Denver, CO. – July 9, 2010 — VCG Holding Corp. (NASDAQ: VCGH) (“VCG” or “the Company”) today announced that David Levine has joined the Company’s Board of Directors. Mr. Levine brings more than 30 years of experience in the hospitality, leisure, travel and related technology industries. He succeeds Kenton Sieckman, who resigned from VCG’s Board of Directors on June 30, 2010. Mr. Levine’s term is for a period of 1 year, completing the term of Mr. Sieckman. Mr. Levine will stand for election at the next annual meeting. As an independent Board member, Mr. Levine will serve on VCG’s Audit, Compensation, and Governance and Nominating Committees.

Mr. Levine, 62, served as Chairman and Chief Executive Officer of ResortQuest International, a former NYSE-listed company that provided vacation rental, property management, and real estate services. During his tenure (1998-2002), ResortQuest became the industry’s leading brand name, operating 32 integrated companies in 51 resort locations throughout North America and Hawaii. Prior to launching ResortQuest, Mr. Levine served as President and Chief Operating Officer (1994-1998) of Equity Inns, Inc., a former NYSE-listed REIT that specialized in lodging-related acquisitions. Mr. Levine grew the Equity Inns portfolio from eight to over 100 properties throughout the United States. Concurrently, he was President and Chief Operating Officer of Trust Management, Inc., which provided pre-opening and management services for properties owned by Equity Inns and others. From 1985-1994, Mr. Levine founded and served as President of North American Hospitality, Inc., a hotel company that specialized in management and consulting services. Prior to that, he held senior marketing and operations management positions with the international and domestic divisions of Holiday Inns, Inc., Intercontinental Hotels Corporation, and the E.F. MacDonald Incentive Travel Company.

Mr. Levine has served as Director and Chairman of the Finance Committee for the Memphis Development Foundation and the Historic Orpheum Theater. In addition, he served as Regional Director of the United States Ski and Snowboard Team Foundation, was a member of the New York Hospitality Council and the President’s Council of Promus Hotels, and was a visiting professor at Michigan State University School of Business.

Troy Lowrie, Chairman and Chief Executive Officer of VCG, stated, “We welcome David to the Board of Directors and as a member of our Audit, Compensation, and Governance and Nominating Committees. We believe that his exceptional background in the hospitality and real estate industries, as well as his success in managing and growing publicly-traded businesses, will serve VCG shareholders well.”

ABOUT VCG HOLDING CORP.

VCG Holding Corp. is an owner, operator, and consolidator of adult nightclubs throughout the United States. The Company currently owns 20 adult nightclubs. The nightclubs are located in Anaheim, Indianapolis, St. Louis, Denver, Colorado Springs, Ft. Worth, Dallas, Raleigh, Minneapolis, Louisville, Miami, and Portland, ME.

FORWARD LOOKING STATEMENT

Certain statements in this release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 15, 2010 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed on May 14, 2010. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

VCG Holding Corp.	The Equity Group Inc.
Troy Lowrie Chief Executive Officer (303) 934-2424 tlowrie@vcgh.com	Devin Sullivan Senior Vice President (212) 836-9608 dsullivan@equityny.com

Gerrard Lobo Senior Account Executive (212) 836-9610 globo@equityny.com